UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 15, 2011

TrustCo Bank Corp NY
(Exact name of registrant as specified in its charter)

NEW YORK	0-10592	14-1630287
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number

5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK 12302
(Address of principal executive offices)

(518) 377-3311
(Registrant’s Telephone Number,
Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TrustCo Bank Corp NY

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 15, 2011, the Board of Directors of TrustCo Bank Corp NY (“TrustCo”) approved awards of incentive stock options and restricted stock to eligible employees, including its named executive officers, under the TrustCo Bank Corp NY 2010 Equity Incentive Plan. The board also approved awards of options and restricted stock to members of the board under the TrustCo Bank Corp NY 2010 Directors Equity Incentive Plan.  The exercise price of all options granted was $5.14, the closing price of the Company’s common shares on November 15, 2011.  The options awarded to employees and officers of TrustCo vest in equal amounts over a five year period, with all options being fully vested as of November 15, 2016 and expiring on November 15, 2021. The options awarded to directors vested immediately. The periods of restriction applicable to the restricted stock awards will lapse as to all stock awarded on November 15, 2014. Exhibit 99 hereto describes the amount of the awards to each named executive officer and director.

The forms of the Incentive Stock Option Award Agreement, Restricted Stock Award Agreement, Director Stock Option Agreement and Director Restricted Stock Award Agreement are included as exhibits hereto. The forms of agreement are substantially the same for all award recipients under each plan noted above.

Item 8.01.	Other Events

Please refer to the discussion of the awards to members of the board of directors under Item 5.02 above.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Reg S-K Exhibit No.	Description

10(a)	Incentive Stock Option Award Agreement dated November 15, 2011

10(b)	Restricted Stock Award Agreement dated November 15, 2011

10(c)	Director Incentive Stock Option Award Agreement dated November 15, 2011

10(d)	Director Restricted Stock Award Agreement dated November 15, 2011

99	Awards to Named Executive Officers and Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 17, 2011

TrustCo Bank Corp NY
(Registrant)

By:	/s/ Robert T. Cushing
Robert T. Cushing
Executive Vice President and
Chief Financial Officer